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                                                                   EXHIBIT 10.12

                                    AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of March 24, 1998, by NationsRent, Inc., a Delaware corporation ("Buyer"), Bode-Finn Limited Partnership, an Ohio limited partnership (the "Partnership"), Raymond E. Mason Foundation, an Ohio nonprofit corporation (the "Foundation" and, collectively with the Partnership, "Sellers"), Raymond E. Mason, Jr., individually ("Ray"), Raymond E. Mason, III, individually ("Ray III"), Michael D. Mason, individually ("Michael"), and Bruce R. Mason, individually ("Bruce").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of The Bode-Finn Company, an Ohio corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "APPLICABLE CONTRACT"-any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         "BALANCE SHEET"-as defined in Section 3.4.

         "BEST EFFORTS"-the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided however that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "BREACH"-a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision; and the term "Breach" means any such inaccuracy, breach, or failure.

         "BUYER"-as defined in the first paragraph of this Agreement.
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         "CLOSING"-as defined in Section 2.3.

         "CLOSING DATE"-the date and time as of which the Closing actually takes place.

         "COMPANY"-as defined in the Recitals of this Agreement.

         "CONSENT"-any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONSULTING AGREEMENT"-as defined in Section 2.4(a)(iii)(A).

         "CONTEMPLATED TRANSACTIONS"-all of the transactions contemplated by this Agreement, including:

                  (a)      the sale of the Shares by Sellers to Buyer;

                  (b) the execution, delivery, and performance of the Promissory Note, the Consulting Agreement, the Employment Agreements, the Leases, and the Sellers Releases;

                  (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  (d)      Buyer's acquisition and ownership of the Shares.

         "CONTRACT"-any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, other than a Company Plan or Company Other Benefit Obligation (as defined in Section 3.13).

         "DAMAGES"- as defined in Section 10.2.

         "DISCLOSURE SCHEDULE"-the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "EMPLOYMENT AGREEMENTS"-as defined in Section 2.4(b)(v).

         "ENCUMBRANCE"-any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"-soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any
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other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"-any material cost, damages, expense, liability, obligation, or other responsibility arising prior to the Closing Date from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (b) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or

                  (c) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW"-any Legal Requirement as of the Closing Date that requires or relates to:

                  (a) advising a Governmental Body of intended or actual Releases of Hazardous Materials or violations of discharge limits;

                  (b) preventing or reducing to legally required levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to legally required levels the risks inherent in the transportation
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         of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"-the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES"-any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "GAAP"-generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

         "GOVERNMENTAL AUTHORIZATION"-any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"-any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d)      multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY"-the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials
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in, on, under, about, or from the Facilities or any part thereof into the
Environment.

         "HAZARDOUS MATERIALS"-any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

         "INDEBTEDNESS"-as applied to any Person, means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property; (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Indebtedness is to be determined, including obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

         "INDEMNIFIED PERSONS"-as defined in Section 10.2.

         "INTELLECTUAL PROPERTY ASSETS"-as defined in Section 3.24.

         "INTERIM BALANCE SHEET"-as defined in Section 3.4.

         "IRC"-the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"-the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"-an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

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                  (b)      a prudent individual could be expected to discover or
         otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual), including the Company, will be deemed to have "Knowledge" of a particular fact or other matter only if any individual who is currently serving as a senior management employee of such Person has, or at any time had, Knowledge of such fact or other matter.

         "LEASES"-as defined in Section 2.4(a)(iv).

         "LEGAL REQUIREMENT"-any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "OCCUPATIONAL SAFETY AND HEALTH LAW"-any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "ORDER"-any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"-an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"-(a) the articles or certificate of incorporation and the regulations or bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
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         "PERSON"-any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN"-as defined in Section 3.15.

         "PROCEEDING"-any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PROMISSORY NOTE"-the promissory note described in Section 2.4(b)(ii).

         "RELATED PERSON"-with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause (b) or (c).

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         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "RELEASE"-any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "RENTAL EQUIPMENT"-means all machinery, equipment, tools, supplies, and other similar tangible personal property used or held for use by the Company or its customers.

         "REPRESENTATIVE"-with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT"-the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLERS"-as defined in the first paragraph of this Agreement.

         "SELLERS NOTES" means (a) the Promissory Note and (b) any other notes whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, given by Buyer or any Buyer Subsidiary in connection with the acquisition by Buyer or any Buyer Subsidiary of any business, properties, stock or assets to the sellers of such businesses, properties, stock or assets.

         "SELLERS RELEASES"-as defined in Section 2.4.

         "SENIOR INDEBTEDNESS"-the principal of (and premium, if any) and interest on (a) all bank financing and other indebtedness, public or private, of Buyer and any Buyer Subsidiary, other than the Sellers Notes, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, which is (i) reasonably determined by Buyer or any Buyer Subsidiary to be necessary or appropriate (A) in connection with the acquisition of any businesses, properties, stock, or assets, or (B) to finance the working capital needs of Buyer and any Buyer Subsidiary, and (ii) for money borrowed; (b) obligations of Buyer and any Buyer Subsidiary, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, as lessee under
(i) leases of properties or assets, which leases are required to be capitalized on the balance sheet of the lessee under GAAP, and (ii) leases of properties or assets made as part of any sale and lease-back transaction to which Buyer or any Buyer Subsidiary is a party, and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless
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in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Promissory Note.

         "SHARES"-as defined in the Recitals of this Agreement.

         "SUBSIDIARY"-with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

         "TAX"-any tax (including any income tax, capital gains tax, value-added tax, sales or use tax, employment tax, excise tax, gross receipts tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "TAX RETURN"-any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREAT OF RELEASE"-a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED"-a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing).

         "RAY"-as defined in the first paragraph of this Agreement.

         "RAY III"-as defined in the first paragraph of this Agreement.

         "MICHAEL"-as defined in the first paragraph of this Agreement.

         "BRUCE"-as defined in the first paragraph of this Agreement.

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2.       SALE AND TRANSFER OF SHARES; CLOSING

2.1      SHARES

         Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2      PURCHASE PRICE

         The purchase price (the "Purchase Price") for the Shares will be Forty-One Million Five Hundred Thousand Dollars ($41,500,000.00), representing the sum of the cash to be paid by Buyer to Sellers at the Closing as specified in Section 2.4(b)(i) plus the principal amount of the Promissory Note to be delivered by Buyer to Sellers at the Closing as specified in Section 2.4(b)(ii).

2.3      CLOSING

         The purchase and sale (the "Closing") provided for in this Agreement will take place at the Columbus offices of Buyer's counsel, Squire, Sanders & Dempsey L.L.P., at 10:00 a.m. (local time) on the later of (i) April 1, 1998 or
(ii) the date that is five business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective parties will take at the Closing itself), it being understood and acknowledged that Section 9.1(b) and (d) provide for termination of this Agreement by Buyer or Sellers if the Closing has not occurred on or before April 8, 1998, or (iii) such other time and place as the parties may agree. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4      CLOSING OBLIGATIONS

         At the Closing:

         (a)      Sellers, Ray, Ray III, Michael, and Bruce will deliver to
Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                  (ii) releases in the form of Exhibit 2.4(a)(ii) executed by Sellers, Ray, Ray III, Michael, and Bruce (collectively, "Sellers Releases");

                  (iii) a consulting agreement in the form of Exhibit 2.4(a)(iii) (the "Consulting

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         Agreement"), executed by Ray;

                  (iv) a lease agreement in the form of Exhibit 2.4(a)(iv), executed by the owner(s) thereof with respect to each of the properties, and on the terms, described in Schedule 2.4(a)(iv) (collectively, the "Leases");

                  (v) a certificate executed by Sellers, Ray, Ray III, Michael, and Bruce representing and warranting to Buyer that each of the representations and warranties of Sellers, Ray, Ray III, Michael, and Bruce in this Agreement (as supplemented pursuant to Section 5.5) was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5 and the transactions contemplated by Section 5.2 hereof).

         (b)      Buyer will deliver to Sellers, Ray, Ray III, Michael, and
Bruce:

                  (i) $31,500,000 by wire transfer to an account specified by Sellers;

                  (ii) a convertible promissory note subordinated to the Senior Indebtedness payable to Sellers in the principal amount of $10,000,000.00 in the form of Exhibit 2.4(b)(ii), executed by Buyer;

                  (iii)    a registration rights agreement in the form of
         Exhibit 2.4(b)(iv), executed by Buyer;

                  (iv) a warrant agreement in the form of Exhibit 2.4(b)(v), executed by Buyer;

                  (v) an Employment Agreement with Lloyd Glick in the form of Exhibit 2.4(c), executed by Buyer (subject to Mr. Glick's consent to the terms and conditions thereof) (such Employment Agreement and the Raterman Employment Agreement (if applicable pursuant to Section 2.4(b)(vi) below) are referred to herein together as the "Employment Agreement)";

                  (vi) an Employment Agreement with Charlie J. Raterman in the form of Exhibit 2.4(b)(vi) hereto, executed by Buyer; provided, however, that in the event that Mr. Raterman refuses to execute and deliver to Buyer such an agreement on or before the Closing, Buyer, in lieu of executing and delivering said agreement, shall after the Closing pay Mr. Raterman $1,500,000 in accordance with and pursuant to the terms of Section 3.3 of said form of agreement in full satisfaction of Buyer's obligations under this Section 2.4(b)(vi);

                  (vii)    the Leases, executed by Buyer; and

                  (viii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

         (c) The parties mutally agree to encourage Lloyd Glick to execute and deliver an employment agreement in the form of Exhibit 2.4(c).

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS, RAY, RAY III, MICHAEL, AND
         BRUCE

         Sellers, Ray, Ray III, Michael, and Bruce represent and warrant to Buyer that the statements contained in this Section 3 (as supplemented pursuant to Section 5.5) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3). Such representations and warranties are made and given subject to the disclosures in the Disclosure Schedule accompanying this Agreement and initialed by Sellers, Ray, Ray III, Michael, Bruce, and Buyer, and shall be further qualified by supplements to the Disclosure Schedule to the extent provided in Section 5.5.

3.1      ORGANIZATION AND GOOD STANDING

         (a) Part 3.1 of the Disclosure Schedule contains a complete and accurate list for the Company as of the date of this Agreement of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the lack of such qualification would not have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Company.

         (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Partnership, Ray, Ray III, Michael, and Bruce enforceable against them in accordance with its terms and at the Closing will constitute the legal, valid and binding obligation of the Foundation. Upon the execution and delivery of the Sellers Releases, the Consulting Agreement, the Employment Agreements, and the Leases (collectively, the "Sellers' Closing Documents") by Sellers, Ray, Ray III, Michael, Bruce, and such other Persons as may be required for the Sellers' Closing Documents to be effectuated, the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, Ray, Ray III, Michael, Bruce, and such other persons as may be required for the Sellers' Closing Documents to be effectuated, enforceable against them in accordance with their respective terms. Sellers, Ray, Ray III, Michael, Bruce, and such other persons as may be required for the Sellers' Closing Documents to be effectuated have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

         (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or
         (B) any resolution adopted by the board of directors or the shareholders of Company;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers or the Company, or any of the assets owned or used by the Company, may be subject, except where the contravention, conflict, violation, or right could not reasonably be expected to have a material adverse effect in the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company, or, to the Knowledge of Sellers, Ray, and the Company, the prospects of the Company;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (iv) cause the Company to become subject to, or to become liable for the payment of, any tax;

                  (v) to the Knowledge of Sellers, Ray, and the Company, cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract involving monetary amounts in excess of $25,000; or

                  (vii) result in the imposition or creation of any Encumbrance in excess of $25,000 in the aggregate upon or with respect to any of the assets owned or used by the Company, except as it may relate to Indebtedness of Buyer.

Except as set forth in Part 3.2 of the Disclosure Schedule, none of Sellers, Ray, Ray III, Michael, Bruce, or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except to the extent any Consent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations issued pursuant thereto may be required.

         (c) Sellers are acquiring the Promissory Note for their own account and not with a view to distribution thereof within the meaning of
Section 2(11) of the Securities Act. Sellers are an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

3.3      CAPITALIZATION

         The authorized equity securities of the Company consist of 2500 shares of common stock, no par value, of which 1250 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances.

         Except as set forth in Part 3.3 of the Disclosure Schedule, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company other than this Agreement. None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other material Legal Requirement. The Company neither owns nor has any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4      FINANCIAL STATEMENTS

         Sellers have delivered to Buyer: (a) audited balance sheets of the Company as at December 31 in each of the years 1993 through 1995 (including the notes thereto), and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended (including in each case the notes thereto), together with the report thereon of John Gerlach and Company, independent certified public accountants, (b) an audited balance sheet of the Company as at December 31, 1996 (including the notes thereto) (the "Balance Sheet"), and the related audited statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended (including in each case the notes thereto) together with the report thereon, and (c) an unaudited balance sheet of the Company as at December 31, 1997 (the "Interim Balance Sheet"), and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the twelve months then ended (including in each case the notes thereto). Such financial statements and notes (i) except as disclosed in Part 3.4 of the Disclosure Schedule, fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; (ii) reflect the consistent application of such accounting principles throughout the periods involved; and (iii) are consistent with the books and records of the Company as of those dates (which books and records are complete and correct in all material respects as of those dates). No financial statements of any other Person are required by GAAP to be included in consolidated financial statements with the Company.

3.5      BOOKS AND RECORDS

         Except for the stock record book, which Sellers, Ray, and the Company are unable to locate, the books of account and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company are not materially incomplete or incorrect and the Company will not be adversely affected by the manner in which such minute books have been maintained or by the actions taken which are not fully reflected in such minute books. At the Closing, all of the foregoing books and records will be in the possession of the Company.

3.6      TITLE TO PROPERTIES

         Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all real property used or held for use by the Company as of the date of this Agreement. The Company has no fee simple or other similar ownership interest in real property. Except as set forth in Part 3.6 of the Disclosure Schedule, Sellers have delivered or made available to Buyer copies of all leases or other Contracts with respect to leasehold or other contractual interests of the Company in real property. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Interim Balance Sheet (except for inventory and Rental Equipment sold since the date of the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business).

3.7      ENCUMBRANCES

         Except as set forth in Part 3.7 of the Disclosure Schedule, all material properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances and, in the case of real property, are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature; except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due. To the Knowledge of Sellers, Ray, and the Company, all buildings, plants, and structures used or held for use by the Company lie wholly within the boundaries of the real property leased by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.8      CONDITION AND SUFFICIENCY OF ASSETS

         Except as set forth in Part 3.8 of the Disclosure Schedule, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.9      ACCOUNTS RECEIVABLE

         All accounts receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from transactions in the Ordinary Course of Business to which the Company was a party or from services actually performed in the Ordinary Course of Business. Except for (a) Accounts Receivable of customers disclosed in Part 3.9 of the Disclosure Schedule (which will be collected within 360 days) and (b) the respective reserves shown on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves have been effected in a method and manner in accordance with GAAP consistently applied and consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a percentage of the Accounts Receivable as of the Closing Date greater than 11%), the Accounts Receivable either have been or will be collected in full, without any set-off, within 270 days. Part 3.9 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable in excess of $25,000 as of February 9, 1998. Buyer agrees to assign to Sellers any particular Accounts Receivable for which Sellers are required to indemnify Buyer as a result of a Breach of this Section 3.9, but only if such assignment does not result in a Breach of obligations under the Senior Indebtedness.

3.10     INVENTORY

         All inventory of the Company, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on the basis reflected in the Interim Financial Statements. The quantities of each item of inventory are reasonable in the present circumstances of the Company.

3.11     RENTAL EQUIPMENT

         All Rental Equipment of the Company, whether or not reflected in the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, consists of a quality and quantity usable, rentable, or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off, written down or adequately reserved against to their net realizable value in the Interim Balance Sheet. All such Rental Equipment not written off has been recorded at the lower of cost or net realizable value, and depreciated consistent with the economic life of such Rental Equipment. The quantities of each item of such Rental Equipment are reasonable in the present circumstances of the Company. All such Rental Equipment is in good operating condition and repair, subject to normal wear and tear, and has been maintained in accordance with normal industry practice.

3.12     NO UNDISCLOSED LIABILITIES

         Except as set forth in Part 3.12 of the Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for (a) liabilities or obligations reflected or reserved against in the Interim Balance Sheet and (b) trade payables and accrued expenses which would be properly categorized as current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.13     TAXES

         Except as set forth in Schedule 3.13 or disclosed in the Interim Balance Sheet:

         (a) The Company has filed or caused to be filed on a timely basis all material Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has paid, or accrued for the payment of, all material Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by Sellers or the Company, except to the extent such Taxes, if any, as are listed in Part 3.13 of the Disclosure Schedule and are being contested in good faith or as to which adequate reserves (determined in accordance with GAAP for both current and deferred Taxes) have been accrued in the Interim Balance Sheet. The Company has not taken any material position on its Tax Returns which is not supported by "substantial authority" as that term is defined in Section 6662 of the IRC. Sellers and the Company have delivered to Buyer copies of, and Part 3.13 of the Disclosure Schedule contains a complete and accurate list of, all federal and state income Tax Returns filed on or since January 1, 1994.

         (b) Except as set forth in Part 3.13 of the Disclosure Schedule, the United States federal and state income Tax Returns of the Company have not been audited by the IRS or relevant state tax authorities for any year not closed by the applicable statute of limitations, except that the IRS had a "no change" audit of the Company for the year 1994. Except as described in
Part 3.13 of the Disclosure Schedule, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

         (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP for both current and deferred Taxes) and are at least equal to the liability for Taxes of the Company. There exists no proposed federal or state income tax assessment or any other tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.13 of the Disclosure Schedule or for Taxes not yet due and payable. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been, in all material respects, duly withheld or collected and paid to the proper Governmental Body or other Person. To the Knowledge of Seller, there is no action, suit, proceeding, investigation, audit, or claim now pending or Threatened by any taxing authority related to the Company. No claim has ever been made by any taxing authority since January 1, 1994 in a jurisdiction where the Company does not file Tax Returns that the Company is subject to taxation in such jurisdiction. Except for the Kentucky sales tax assessment discussed in Part 3.13 of the Disclosure Schedule, the Company has complied in all material respects with sales and use tax laws.

         (d) There is no tax sharing agreement (or equivalent agreement) that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has not been, an "S" corporation. To the Knowledge of Sellers, Ray, and the Company, during the one year period prior to the date hereof, neither the Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold any property or assets to Buyer or to any Subsidiary of Buyer.

         (e) The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the IRC, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company is not, and never has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC and Buyer is not required to withhold tax on the purchase of the stock of the Company by reason of Section 1445 of the IRC. No Sellers are a "foreign person" as such term is defined in Section 1445 of the IRC. The Company is not a "consenting corporation" under Section 341(f) of the IRC. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder will result in a nondeductible expense to the Company pursuant to Section 280G of the IRC. The Company has not participated in an international boycott as defined in Section 999 of the IRC. The Company has not agreed to make and is not required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

3.14     NO MATERIAL ADVERSE CHANGE

         Since the date of the Interim Balance Sheet, (a) there has not been any material adverse change in (i) the business, operations, properties, assets, or condition of the Company, or (ii) to the Knowledge of Sellers and Ray, the prospects of the Company, and (b) no event has occurred or circumstance exists that will likely result in such a material adverse change.

3.15     EMPLOYEE BENEFITS

         (a) As used in this Section 3.15, the following terms have the meanings set forth below.

                  "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

                  "COMPANY PLAN" means all Plans of which the Company or an ERISA Affiliate of the Company is or, during the prior six years, was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or, during the prior six years, has contributed to, or in which the Company or an ERISA Affiliate of the Company otherwise participates or, during the prior six years, has participated.

                  "ERISA AFFILIATE" means, with respect to the Company, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Company, within the meaning of IRC Section 414 and/or ERISA Section 4001(a)(14).

                  "MULTIEMPLOYER PLAN" has the meaning given in ERISA Sections 3(37)(A) and 4001(a)(3).

                  "OTHER BENEFIT OBLIGATIONS" means all material obligations, arrangements, or customary practices to provide benefits to present or former directors, officers, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include, without limitation, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PENSION PLAN" has the meaning given In ERISA Section 3(2)(A).

                  "PLAN" has the meaning given in ERISA Section 3(3).

                  "PLAN SPONSOR" has the meaning given in ERISA Section
         3(16)(B).

                  "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                  "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

                  "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

         (b)      (i)      Part 3.15(i) of the Disclosure Schedule contains a
         complete and accurate list of all Company Plans and Company Other Benefit Obligations as of the date of this Agreement.

                  (ii) Part 3.15(ii) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or, during the prior six years, was a Plan Sponsor, in which any such ERISA Affiliate participates or, during the prior six years, has participated, or to which any such ERISA Affiliate contributes or, during the prior six years, has contributed.

         (c) Except as set forth in Paragraph 3.15(c) of the Disclosure Schedule, Sellers have delivered or made available to Buyer:

                  (i) all documents that set forth the terms of each Company Plan and Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Company or any ERISA Affiliate of the Company are required to prepare, file, and distribute, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

                  (ii) all personnel, payroll, and employment manuals and policies;

                  (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                  (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                  (v) all registration statements filed with respect to any Company Plan and

         Company Other Benefit Obligation;

                  (vi) all insurance policies purchased by or to provide benefits under any Company Plan and Company Other Benefit Obligation;

                  (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

                  (viii) all material reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;

                  (ix) a sample of the notifications sent to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

                  (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

                  (xi) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, pursuant to statute, regulation, or otherwise, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.15;

                  (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement;

                  (xiii) with respect to any Qualified Plan, the most recent determination letter for each Company Plan that is a Qualified Plan; and

         (d)      Except as set forth in Part 3.15(d) of the Disclosure
         Schedule:

                  (i) The Company and the Company's ERISA Affiliates have performed all of their respective material obligations under all Company Plans and Company Other Benefit Obligations.

                  (ii) Except for any such statements made prior to the date which is three years prior to the date hereof which have not had and will not have any continuing adverse effect on the Company after such date, no statement, either written or oral, has been made by the

         Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that will likely have an adverse economic consequence to the Company or to Buyer;

                  (iii) The Company, with respect to all Company Plans and Company Other Benefits Obligations are, and each Company Plan and Company Other Benefit Obligation is, in material compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.15, and with any applicable collective bargaining agreement.

                           (A) No non-exempt transactions prohibited by ERISA Section 406 and no non-exempt "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                           (B) No Company Plan is a Title IV Plan, a Multiemployer Plan, or a VEBA.

                           (C) Neither Sellers nor the Company nor any ERISA Affiliate of the Company has any material liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                           (D) Neither Sellers nor the Company nor any ERISA Affiliate of the Company has any material liability to the PBGC with respect to any Plan or has any liability under ERISA Section 502 or Section 4071.

                           (E) Except as disclosed in Part 3.15(d)(iii)(E) of the Disclosure Schedule, all filings required by ERISA and the IRC as to each Company Plan and Company Other Benefit Obligation, have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                           (F) Except as described in Part 3.15(d)(iii)(F) of the Disclosure Schedule, all contributions and payments made or accrued with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC Section 162 or Section 404. No amount, or any asset of any Company Plan is subject to tax as unrelated business taxable income.

                  (iv) Except as set forth in Paragraph 3.15(d)(iv) of the Disclosure Schedule, each Company Plan and Company Other Benefit Obligation can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                  (v) To Sellers' Knowledge, no event has occurred or circumstance exists that is likely to result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plan and Company Other Benefit Obligation that are self-insured.

                  (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Sellers' Knowledge, is Threatened.

                  (vii) Except as set forth in Paragraph 3.15(d)(vii) of the Disclosure Schedule, each Company Plan that is a Qualified Plan is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust.

                  (viii) With respect to each Company Plan, the Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and IRC Section 412.

                  (ix) Neither Sellers nor the Company has Knowledge of any facts or circumstances that may give rise to any liability of any Sellers, the Company, any ERISA Affiliate of the Company, or Buyer to the PBGC under Title IV of ERISA.

                  (x) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in any Multiemployer Plan.

                  (xi) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B or other applicable law, the Company is not required to provide health or welfare benefits for any retired or former employee, officer, or director, or any other person, and is not obligated to provide health or welfare benefits to any active employee, officer, director, or any other Person following retirement or other termination of service.

                  (xii) Sellers and the Company have complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B in all material respects.

                  (xiii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC Section 280G or Section 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.


                  (xiv) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

3.16     COMPLIANCE WITH MATERIAL LEGAL REQUIREMENTS; GOVERNMENTAL
         AUTHORIZATIONS

         (a)      Except as set forth in Part 3.16 of the Disclosure Schedule:

                  (i) the Company is, and at all times has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement, or (B) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Part 3.16 of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of each material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.16 of the Disclosure Schedule is valid and in force and effect.

         The Governmental Authorizations listed in Part 3.16 of the Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

3.17     LEGAL PROCEEDINGS; ORDERS

         (a) Part 3.17 of the Disclosure Schedule contains a complete and correct list of each Proceeding by or against the Company that is currently pending, has been pending at any time since December 31, 1992 (with the stated amount in controversy in excess of $25,000.00 and all Proceedings where no dollar amount has been stipulated), and that:

                  (i) relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                  (ii) challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

Except as disclosed in Part 3.17 of the Disclosure Schedule, to the Knowledge of Sellers, Ray, and the Company, (1) no such Proceeding has been Threatened, (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding, and (3) no Proceeding has been settled since December 31, 1992, for an amount greater than $25,000.00. Sellers have made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.17 of the Disclosure Schedule. The Proceedings listed in Part 3.17 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

         (b)      Except as set forth in Part 3.17 of the Disclosure Schedule:

                  (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject, which Order could reasonably be expected to have a material adverse effect in the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company;

                  (ii) Sellers are not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company, which Order could reasonably be expected to have a material adverse effect in the business, operations, properties, prospects, assets, or conditions (financial or otherwise) of the Company; and

                  (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

         (c)      Except as set forth in Part 3.17 of the Disclosure Schedule:

                  (i) the Company is, and at all times since December 31, 1992 has been, in full compliance with all of the material terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) to the Knowledge of Sellers, Ray, and the Company, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                  (iii) to the Knowledge of Sellers, Ray, and the Company, the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.18     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Part 3.18 of the Disclosure Schedule, since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

         (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b)      amendment to the Organizational Documents of the Company;

         (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, or debt issued or advances made to any shareholder, director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

         (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, which damage, destruction or loss has materially and adversely affected the properties, assets, business, or financial condition of the Company, taken as a whole, or, to the Knowledge of Sellers, Ray, and the Company, the prospects of the Company, taken as a whole;

         (f) entry into, amendment or termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, nonemployee sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000.00 outside of the Ordinary Course of Business;

         (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company with a value of $25,000 or greater, or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

         (h) purchase outside the Ordinary Course of Business of any asset or property for more than $25,000.00;

         (i) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000.00;

         (j) repayment of any debt other than debt disclosed in the Balance Sheet or the Interim Balance Sheet or incurred in the Ordinary Course of Business since the respective dates thereof;

         (k)      material change in the accounting methods used by the Company;
or

         (l) agreement, whether oral or written, by the Company to do any of the foregoing.

3.19     CONTRACTS; NO DEFAULTS

         (a) Part 3.19(a) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement, and Sellers have made available to Buyer true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000.00 (excluding the sale or rental of Rental Equipment in the Ordinary Course of Business);

                  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000.00;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $25,000.00;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000.00);

                  (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets;

                  (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                  (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                  (xii) each Applicable Contract for capital expenditures in excess of $25,000.00;

                  (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.19(a) of the Disclosure Schedule sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

         (b) Except as set forth in Part 3.19(b) of the Disclosure Schedule or as contemplated by this Agreement:

                  (i) neither Sellers nor any Related Person of Sellers has or may acquire any rights under, and neither Sellers nor any Related Person of Sellers has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                  (ii) to the Knowledge of Sellers, Ray, and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
         (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

         (c) Except as set forth in Part 3.19(c) of the Disclosure Schedule, each Contract identified or required to be identified in Part 3.19(a) of the Disclosure Schedule is in full force and effect with respect to the Company in all material respects; each material Contract of the Company is valid and enforceable in accordance with its material terms; and to the Knowledge of Sellers, Ray, and the Company, each Contract identified or required to be identified in Part 3.19(a) of the Disclosure Schedule is valid and enforceable in accordance with its material terms.

         (d)      Except as set forth in Part 3.19(d) of the Disclosure
Schedule:

                  (i) the Company is in full compliance with all applicable material terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                  (ii) to the Knowledge of Sellers, Ray and the Company, each other Person that has or had any obligation or liability under any Contract required to be disclosed in Part 3.19 of the Disclosure Schedule under which the Company has or had any rights is, and at all times has been, in full compliance with all applicable material terms and requirements of such Contract;

                  (iii) no material event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company, or to the Knowledge of Sellers, Ray and the Company, any other Person, the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract required to be disclosed in Part 3.19 of the Disclosure Schedule; and

                  (iv) the Company has not given to or received from any other Person, at any time any notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract required to be disclosed in
         Part 3.19 of the Disclosure Schedule.

         (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts required to be disclosed in Part
3.19 of the Disclosure Schedule with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

         (f) The Contracts required to be disclosed in Part 3.19 of the Disclosure Schedule relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.20     INSURANCE

         (a)      Sellers have delivered to Buyer:

                  (i) true and complete copies of all policies of insurance (excluding the endorsements to such policies, which have been made available to Buyer by Sellers) to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Part 3.20(b) of the Disclosure Schedule describes (as of the date of this Agreement):

                  (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company outside the Ordinary Course of Business; and

                  (iii) all obligations of the Company to third parties in excess of $25,000 with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

         (c) Except for health insurance claims of the Company's employees which are covered by a Company health insurance policy or the obligation of an employee of the Company, Part

3.20(c) of the Disclosure Schedule sets forth (as of the date of this Agreement), by year, for the current policy year and each of the two preceding policy years:

                  (i)      a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000 (together with such additional information as is readily available from the Company's insurance company), which sets forth:

                           (A) a description of the policy by insurer, type of insurance, and period of coverage; and

                           (B) the amount and a brief description of the claim; and

                  (iii) a statement describing the loss experience for all claims since December 31, 1994 that were self-insured, including the number and aggregate cost of such claims.

         (d)      Except as set forth on Part 3.20(d) of the Disclosure
Schedule:

                  (i) All policies to which the Company is or was a party since December 31, 1994 or that currently provide coverage to either Sellers, the Company, or any director or officer of the Company:

                           (A)      are or were valid, outstanding, and
                  enforceable;

                           (B) are or, to the Knowledge of Sellers, Ray, and the Company, were issued by an insurer that is financially sound and reputable;

                           (C) taken together, provide or provided adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                           (D) are or were sufficient for compliance with all Legal Requirements and Contracts required to be disclosed in Part 3.19 of the Disclosure Schedule to which the Company is a party or by which any of them is bound;

                           (E) will continue in full force and effect in accordance with their terms following the consummation of the Contemplated Transactions (except to the extent affected by Buyer's purchase of the Shares); and

                           (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                  (ii) Neither Sellers nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                  (iv) The Company have given notice to the insurer of all material claims that may be insured thereby.

3.21     ENVIRONMENTAL MATTERS

         Except as set forth in Part 3.21 of the Disclosure Schedule:

         (a) To the Knowledge of Sellers, Ray, and the Company, the Company is, and at all material times has been, in material compliance with, and has not been and is not in material violation of or liable under, any Environmental Law. Neither Sellers, Ray, nor the Company has any reasonable basis to expect, nor has any of them or any other Person for whose conduct they are responsible received, any actual or Threatened order, notice, or other material written communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any material actual or potential violation or failure to comply with any Environmental Law, or of any material actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or will likely be held legally responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) To the Knowledge of Sellers, Ray, and the Company, there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers, Ray, or the Company has or had an interest.

         (c) Neither the Company nor, to the Knowledge of Sellers, Ray, and the Company, any other Person for whose conduct it is responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers, Ray, and the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which the

Company (or any predecessor), has or had an interest, or, to the Knowledge of Sellers, Ray, and the Company, at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

         (d) Except for Hazardous Materials used by the Company in the Ordinary Course of Business, there are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of Sellers, Ray, and the Company, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of Sellers, Ray, and the Company, neither the Company nor any other Person for whose conduct it is responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

         (e) To the Knowledge of Sellers, Ray, and the Company, there has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities.

         (f) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring currently in the Company's possession or initiated in the five years prior to the Closing Date by Sellers, Ray, or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, Ray, the Company, or any other Person for whose conduct they are held legally responsible, with Environmental Laws in connection with the Facilities.

3.22     EMPLOYEES

         (a) Part 3.22 of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of the following information for each employee, officer, or director of the Company who had compensation in excess of $75,000 during the year ended December 31, 1996, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate in the Company Plans or any Company Other Benefit Obligation.

         (b) Except as specified in the Consulting Agreement as to Ray or as set forth in Part 3.22 of the Disclosure Schedule, no officer, director or, to the Knowledge of Sellers, Ray, and the Company, employee, of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer, or director and any other Person ("Proprietary Rights

Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an officer, director or, to the Knowledge of Sellers, Ray, and the Company, employee, of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee, officer, or director. To the Knowledge of Sellers, Ray, and the Company, no director, officer, or other key employee of the Company (other than Ray) intends to terminate his employment with the Company and no such director, officer, or other key employee of the Company has Threatened to terminate his employment with the Company.

         (c) Excluding information relating to Company Plans, Part 3.22 of the Disclosure Schedule also contains a complete and accurate list as of the date of this Agreement of the following information for each retired employee, officer, or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.23     LABOR RELATIONS; COMPLIANCE

         Except as disclosed in Part 3.23 of the Disclosure Schedule, the Company has not been and is not currently a party to any collective bargaining or other labor Contract. Except as disclosed in Part 3.23 of the Disclosure Schedule, (i) there has not been since December 31, 1994, (ii) there is not presently pending or existing, and (iii) to the Knowledge of Sellers, Ray, and the Company, there is not presently Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any material Legal Requirement pertaining to labor relations or employment matters with a stated amount in controversy in excess of $25,000, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of Sellers, Ray, and the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all material Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing material Legal Requirements. Sellers have provided Buyer with an opportunity to review the employment files of all employees of the Company whose employment by the Company was terminated since December 31, 1993, for any reason (whether voluntarily or involuntarily and whether initiated by the Company or the employee), which employment files are, to the Knowledge of Sellers, Ray, and the Company, complete and correct in all materal respects.

3.24     INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets-The term "Intellectual Property Assets" includes:

                  (i) the name "Bode-Finn", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                  (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, patents, plans, drawings, rights in mask works and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licenser.

         (b) Agreements-Part 3.24(b) of the Disclosure Schedule contains a complete and accurate list and summary description as of the date of this Agreement, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which the Company is the licensee. There are no outstanding and, to the Knowledge of Sellers, Ray, and the Company, no Threatened disputes or disagreements with respect to any such agreement.

         (c)      Know-How Necessary for the Business

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted, except for the Company's computer software systems, of which the Company is a licensee. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) To the Knowledge of Sellers, Ray, and the Company, none of the Marks or Copyrights are material to the Company (with the exception of the name "The Bode-Finn Company" and the trademark "Onward and Upward", which to the Knowledge of Sellers, Ray, and the Company, the Company is the owner of all right, title, and interest in and to such name free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims) and the only Trade Secrets material to the Company are its customer lists and pricing information. To the Knowledge of Sellers, Ray, and the Company, there have been no claims of infringement or challenges to the Company's use of any Intellectual Property Assets.

3.25     CERTAIN PAYMENTS

         To the Knowledge of Sellers, Ray, and the Company, neither the Company nor any director, officer, agent, or employee of the Company, nor any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any Legal Requirement, applicable tort law, or any Applicable Contract, to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.26     DISCLOSURE

         (a) No representation or warranty of Sellers, Ray, Ray III, Michael, or Bruce in this Agreement and no statement in the Disclosure Schedule as amended pursuant to Section 5.5 omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.27     RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth in Part 3.27 of the Disclosure Schedule, neither Sellers nor any Related Person of Sellers or the Company has, or since December 31, 1990, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Company. Neither Sellers nor any Related Person of Sellers or the Company is, or since December 31, 1990, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.27 of the Disclosure Schedule, no Sellers or any Related Person of Sellers or the Company is, or since March 31, 1990, was, a party to any Contract with, or has or had any claim or right against, the Company.

3.28     CUSTOMERS AND SUPPLIERS

         In Part 3.28 of the Disclosure Schedule, Sellers have set forth the Company's top twenty customers based on the revenue generated by such customers during the fiscal year ended December 31, 1997. Also set forth therein are the Company's top ten vendors based on the expenditures of the Company with such vendor during such fiscal year. To the Knowledge of Sellers, Ray, and the Company, nothing has occurred since December 31, 1997, that would in any way have a material adverse effect on the relationship that the Company has with any party listed on such Schedule.

3.29     BROKERS OR FINDERS

         Except as set forth in Part 3.29 of the Disclosure Schedule, Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.30     INDEBTEDNESS

         Except for any interest-bearing Indebtedness incurred in the Ordinary Course of Business from the date hereof through the Closing Date, the interest-bearing Indebtedness of the Company does not, and at the Closing will not, exceed Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00).

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

4.1      ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement and the documents contemplated by this Agreement. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Ohio and each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the lack of such qualification would not have a material adverse effect on the business, operations, properties, prospects, assets, or condition (financial or otherwise) of Buyer.

4.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Promissory Note, the Consulting Agreement, the Employment Agreements, and the Leases (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of Buyer's Organizational Documents or the Organizational Documents of any Buyer Subsidiary;

                  (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                  (iii) any Legal Requirement or Order to which Buyer or any Buyer Subsidiary may be subject; or

                  (iv) any Contract to which Buyer or any Buyer Subsidiary is a party or by which Buyer or any Buyer Subsidiary may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3      INVESTMENT INTENT

         Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4      CERTAIN PROCEEDINGS

         No Proceeding has been commenced or Threatened against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

4.5      BROKERS OR FINDERS

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6      CAPITALIZATION

         The authorized equity securities of Buyer consist of 100,000 shares of common stock, $0.01 par value per share, of which 10,000 shares are issued and outstanding on the date hereof. All of the issued and outstanding equity securities of Buyer have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of Buyer were issued in violation of the Securities Act (or any other material Legal Requirement). Set forth below is a listing of all of the Subsidiaries of Buyer:

         (i)      NationsRent of West Virginia, Inc., a Delaware corporation qualified to do business in West Virginia,

         (ii)     Titan Rentals, Inc., a West Virginia corporation,

         (iii)    NationsRent of Kentucky, Inc., a Delaware corporation
                           qualified to do business in Kentucky,

         (iv)     NationsRent of Indiana, Inc., a Delaware corporation qualified to do business in Indiana,

         (v)      NationsRent of Ohio, Inc., a Delaware corporation qualified to do business in Ohio,

         (vi)     Gabriel Trailer Manufacturing Company, Inc., an Ohio
                           corporation, and

         (vii)    Sam's Equipment Rental, Inc., an Ohio corporation.

4.7      DISCLOSURE

         No representation or warranty of Buyer in this Agreement or any other document delivered by Buyer to Sellers pursuant to the terms of this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances which they were made, not misleading.

4.8      FINANCIAL STATEMENTS

         Buyer has delivered to Sellers an unaudited consolidated balance sheet of Buyer as of December 31, 1997, and the related unaudited statements of income for the period then ended. Such financial statements are materially complete and correct, materially consistent with the books and records of Buyer, are prepared in accordance with GAAP, and fairly present in all material respects the financial condition of Buyer; subject to (a) adjustments to reflect application of purchase accounting for the acquisitions made by Buyer during such period, (b) adjustments to reflect adoption of a methodology of accounting for depreciation and amortization, (c) year-end adjustments, (d) the absence of notes, and (e) possible adjustment for the closing of the Central Rent-All acquisition on January 8, 1998. Since the date of such financial statements, there has not been any material adverse change in the business, operations, properties, assets, or condition of Buyer or, to the Knowledge of Buyer, the prospects of Buyer.

4.9      NET WORTH

         Buyer's Net Worth will be no less than (a) Thirty Million Dollars ($30,000,000) from the date hereof through June 30, 1998, or (b) Thirty-Five Million Dollars ($35,000,000) thereafter for the term of the Promissory Note. For the purposes of this Agreement, "Net Worth" of Buyer shall mean the total assets of Buyer less the total liabilities of Buyer as determined in accordance with GAAP for purposes of balance sheet presentation.

4.10     REVOLVING CREDIT AGREEMENT

         Buyer has heretofore deliverd to Sellers a true, correct and complete copy of the Revolving Credit Agreement dated as of March 18, 1998 among Buyer and its subsidiaries, BankBoston, N.A. as Agent, LaSalle National Bank, as Documentation Agent, and the lending institutions party thereto, with BankBoston Securities Inc., as Arranger.

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1      ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full, free, and unrestricted access to the Company's personnel, Representatives, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Buyer and Sellers will coordinate such activities in a manner so as to eliminate or reduce the disruption to the Company's business resulting therefrom.

5.2      OPERATION OF THE BUSINESS OF THE COMPANY

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

         (a) conduct the business of the Company only in the Ordinary Course of Business and otherwise refrain from any extraordinary transactions;

         (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company; and

         (c) report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.3      NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action as a result of which any of the changes or events listed in Section 3.18 will occur.

5.4      REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

5.5      SUPPLEMENTS TO DISCLOSURE SCHEDULE

         The parties hereto hereby acknowledge and agree that the Disclosure Schedule has not been fully completed by Sellers as of the date of this Agreement and that, accordingly, Sellers shall complete the same by delivering to Buyer on or before the Closing Date one or more supplements thereto.

5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

         Sellers will, and will cause the Company to, cause all Indebtedness owed to the Company by Sellers, Ray, or any Related Person of Sellers or Ray to be paid in full prior to Closing.

5.7      NO NEGOTIATION

         Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Sellers, Ray, Ray III, Michael, and Bruce will not, and will cause the Company and their respective Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company, provided, however, that Ray may contact United Rentals, Inc. to inform it of the execution of this Agreement. Sellers, Ray, Ray III, Michael, and Bruce will, and will cause the Company and their respective Representatives to, immediately notify Buyer regarding any contact between Sellers, Ray, Ray III, Michael, Bruce, the Company, or their Representatives and any other Person regarding any such offer or proposal or any related inquiry.

5.8      BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Sellers, Ray, Ray III, Michael, and Bruce will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1      APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will (i) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2      BEST EFFORTS

         Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.3      NOTIFICATION OF CERTAIN MATTERS

         Between the date of this Agreement and the Closing Date, Buyer will promptly notify

Sellers of the occurrence or nonoccurrence of any material event affecting Buyer's financial condition.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1      ACCURACY OF REPRESENTATIONS

         (a) All of the representations and warranties of Sellers, Ray, Ray III, Michael, and Bruce in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement (after giving effect to any supplement to the Disclosure Schedule made pursuant to Section 5.5), and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (after giving effect to any supplement to the Disclosure Schedule made pursuant to Section 5.5).

         (b) Each of the representations and warranties of Sellers, Ray, Ray III, Michael, and Bruce in Sections 3.3, 3.4, 3.14, and 3.26 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

         (c)      The supplements to the Disclosure Schedule made pursuant to
Section 5.5 must not have revealed a change in the representation and warranties of Sellers, Ray, Ray III, Michael and Bruce which would have a material adverse effect on the business of the Company.

7.2      SELLERS' PERFORMANCE

         (a) All of the covenants and obligations that Sellers, Ray, Ray III, Michael, and Bruce are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

7.3      CONSENTS

         Each of the Consents identified in Part 3.2 of the Disclosure Schedule and any and all other Consents must have been obtained and must be in full force and effect.

7.4      BANK INDEBTEDNESS

         Amendments to loan agreements, new loan agreements, estoppel certificates, and/or other documentation fully assuring Buyer of continuation and/or replacement of the Company's material Indebtedness, to such extent as Buyer reasonably determines to be necessary or advisable (and otherwise in a form reasonably satisfactory to Buyer and its counsel), must have been delivered to or obtained by Buyer.

7.5      ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Buyer:

         (a) an opinion of Benesch, Friedlander, Coplan & Aronoff LLP, dated the Closing Date, in the form of Exhibit 7.5(a);

         (b) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.3(a), (ii) evidencing the accuracy of any of the representations and warranties of Sellers, Ray, Ray III, Michael, and Bruce (as supplemented pursuant to Section 5.5), (iii) evidencing the performance by Sellers, Ray, Ray III, Michael, and Bruce of, or the compliance by Sellers, Ray, Ray III, Michael, and Bruce with, any covenant or obligation required to be performed or complied with by Sellers, Ray, Ray III, Michael, and Bruce, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.6      DUE DILIGENCE

         Buyer must be satisfied, in its reasonable discretion, with the results of its due diligence with respect to the Company's distributor/dealer relationships with Hyster Company and Genie Financial Services, Inc.

7.7      NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.8      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

         There must not have been made or, to the Knowledge of Sellers, Ray, Ray III, Michael, Bruce, the Company, or Buyer, Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.9      NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO CLOSE OF SELLERS, RAY, RAY III, MICHAEL AND BRUCE

         The obligation of Sellers, Ray, Ray III, Michael and Bruce to sell the Shares and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by them, in whole or in part):

8.1      ACCURACY OF REPRESENTATIONS

         All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2      BUYER'S PERFORMANCE

         (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

         (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

8.3      ADDITIONAL DOCUMENTS

         Buyer must have caused the following documents to be delivered to
Sellers:

         (a) an opinion of Squire, Sanders & Dempsey L.L.P., dated the Closing Date, in the form of Exhibit 8.3(a); and

         (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 7.6(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this
Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.4      NO INJUNCTION

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.5      NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or Threatened against Sellers, or against any Person affiliated with Sellers, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

8.6      NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

9.       TERMINATION

9.1      TERMINATION EVENTS

         This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

         (b)      (i)      by Buyer if any of the conditions in Section 7 has
not been satisfied as of April 8, 1998, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before April 8, 1998; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied as of April 8, 1998, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before April 8, 1998;

         (c)      by mutual consent of Buyer and Sellers; or

         (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations in all material respects under this Agreement) on or before April 8, 1998, or such later date as the parties may agree upon.

9.2      EFFECT OF TERMINATION

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.      INDEMNIFICATION; REMEDIES

10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing, subject to the time limitations set forth in Section 10.5(a). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS, RAY, RAY III, MICHAEL, AND BRUCE

         Sellers, Ray, Ray III, Michael, and Bruce, jointly and severally, (subject to Section 10.4(b)) will indemnify and hold harmless Buyer, the Company, and their respective stockholders, controlling persons, agents, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any Breach (in determining (i) whether any such Breach has occurred for purposes of (A) this subsection (a), and (B) the entitlement to indemnification therefor under this Section 10.2, and (ii) the Damages for any such Breach, the word "material" or derivations thereof as used in Section 1 and Sections 3.1 through 3.30 shall be ignored) of any representation or warranty made by Sellers, Ray, Ray III, Michael, and Bruce in this Agreement (after giving effect to any supplements to the Disclosure Schedule made pursuant to
Section 5.5), the Disclosure Schedule, the supplements to the Disclosure Schedule made pursuant to Section 5.5, or any other certificate or document delivered by Sellers, Ray, Ray III, Michael, and Bruce at the Closing pursuant to this Agreement;

         (b) any Breach by any of Sellers, Ray, Ray III, Michael, and Bruce of any of their respective covenants or obligations in this Agreement;

         (c) any Tax in excess of amounts accrued on the Interim Balance Sheet or disclosed in

Part 3.13 of the Disclosure Schedule (after giving effect to any supplements to the Disclosure Schedule made pursuant to Section 5.5); or

         (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of Sellers, Ray, Ray III, Michael, Bruce, and the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 10.2 will be the exclusive remedy of Buyer with respect to Sellers, Ray, Ray III, Michael and Bruce and this Agreement.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS AND RAY-- ENVIRONMENTAL MATTERS

         In addition to the provisions of Section 10.2, Sellers and Ray, jointly and severally, will indemnify and hold harmless Buyer, the Company, and the other Indemnified Persons for, and will pay to Buyer, the Company, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

         (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers, Ray, or the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii)
(A) any Hazardous Materials or other contaminants, wherever located, that were generated, transported, stored, treated, Released, or otherwise handled by Sellers, Ray or the Company or by any other Person for whose conduct they are or may be held legally responsible at any time on or prior to the Closing Date, or
(B) any Hazardous Activities that were conducted by Sellers, Ray, or the Company or by any other Person for whose conduct they are or may be held responsible; or

         (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers, Ray, or the Company or any other Person for whose conduct they are or may be held responsible, in any way arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company prior to the Closing Date, or from Hazardous Material that was
(i) present on or before the Closing Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated from any of the Facilities and was present on any of the Facilities on or prior to the Closing
Date) or (ii) Released by Sellers, Ray, or the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

         Sellers will be entitled to control any Cleanup or related Proceeding with respect to real property and any other Proceeding with respect to which indemnity may be sought under this Section 10.3; provided, however, that (x) Buyer may participate therein if it will likely adversely affect Buyer or the Company, (y) no compromise, settlement or other significant action with respect to any such Cleanup or related Proceeding may be effected by Sellers without Buyer's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against Buyer or the Company, and (B) (i) no action to be taken pursuant thereto will likely materially adversely affect Buyer's or the Company's business or operations, or (ii) the sole relief provided is monetary damages that are paid in full by Sellers, and (z) neither Buyer nor the Company will have any liability with respect to any compromise, settlement or other such action effected without its consent, which consent will not be unreasonably withheld.

Notwithstanding any provision of this Agreement to the contrary items disclosed in the Disclosure Schedule shall have no effect whatsoever on the indemnification obligations of Sellers and Ray under this Section 10.3

10.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Sellers, Ray, Ray III, Michael, Bruce, and the officers, and directors or trustees of the Foundation and will pay to such parties the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.5     TIME AND AMOUNT LIMITATIONS

         (a) In order for Sellers, Ray, Ray III, Michael, and Bruce to have any liability for indemnification under Section 10.2 (excepting those representations and warranties in Sections 3.3, 3.13, 3.15, and 3.21 of this Agreement), Buyer must notify Sellers, Ray, Ray III, Michael, or Bruce of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer on or before May 31, 2000.

         (b) (i) Sellers, Ray, Ray III, Michael, and Bruce will have no liability (for indemnification or otherwise) with respect to the matters described in clauses (a) through (d) of Section 10.2 or Section 10.3 until the total of all Damages with respect to such matters exceeds $250,000.00, and then only for the amount by which such Damages exceed $250,000.00; and (ii)

Sellers, Ray, Ray III, Michael, and Bruce will have no liability (for indemnification or otherwise) with respect to the matters described in clauses
(a) through (d) of Section 10.2 or in Section 10.3 to the extent the total of all Damages with respect to such matters exceeds $14,000,000.00.

         (c) The Foundation will be liable (for indemnification or otherwise) with respect to the matters described in Sections 10.2 and 10.3 only up to the aggregate amount it receives from Buyer pursuant to this Agreement.

         (d) Each of Ray III, Michael, and Bruce will be liable (for indemnification or otherwise) with respect to the matters described in Section
10.2 and 10.3 only up to an aggregate amount that is equal to the amount that he directly or indirectly receives from Sellers from the date hereof through the date such determination is to be made.

         (e) However, this Section 10.5 will not apply to any Breach of any of the representations and warranties of Sellers, Ray, Ray III, Michael, and Bruce of which such party was actually aware as of the Closing Date or any intentional Breach by any such party of any covenant or obligation, and such party will be personally liable for all Damages with respect to any such Breach.

10.6     RIGHT OF SET-OFF

         Upon 20 days prior written notice to Sellers specifying in reasonable detail the basis for such set-off (during which 20 days Buyer will be available to meet with Sellers to discuss in good faith a resolution of the underlying issues), Buyer may set off any amount to which it may be entitled under this
Section 10 against amounts otherwise payable under the Promissory Note, but only in accordance with (i) a mutual agreement with Sellers or (ii) a decision of an arbitrator pursuant to an arbitration satisfying the conditions set forth below. The pursuit of exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note. Neither the exercise of nor the failure to pursue exercise of such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. Before pursuing any other remedies it may have, Buyer agrees to first pursue its rights of set-off hereunder against the principal amount then outstanding under the Promissory Note (after taking into account any conversion hereunder); provided, however, that Buyer may immediately pursue other remedies to the extent of claims in excess of such principal amount (after taking into account any conversion hereunder). Any arbitration pursuant to this
Section 10.6 shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in Columbus, Ohio relating to commercial arbitrations, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. During any such arbitration, the right of Sellers to convert under the Promissory Note shall be suspended to the extent of the set-off claimed by Buyer in good faith prior to receipt of a Written Conversion Notice (as defined on the Promissory
Note); provided, however, that Sellers shall be entitled to place in escrow the amount so claimed by Buyer and thereby eliminate such suspension of its conversion rights.

10.7     PROCEDURE FOR INDEMNIFICATION-THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party under Sections 10.2, 10.4, or Section 10.3 of the assertion of any claim or notice of the commencement of any Proceeding against it in respect of which indemnification may be sought, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the assertion of such claim or commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party is prejudiced by the indemnified party's failure to give such notice.

         (b) Except as provided in Section 10.3, if any asserted claim or Proceeding referred to in Section 10.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of a Proceeding, the indemnifying party will, except for Sellers, Ray, Ray III, Michael, and Bruce as to any claim which involves Taxes for a time period subsequent to the Closing Date, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, except to the extent the indemnifying party reserves its rights to challenge such conclusion in writing to the indemnified party before the assumption of defense; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or anyviolation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent, which consent will not be unreasonably withheld. In the case of a Proceeding involving Taxes solely for a time period prior to the Closing Date for which Sellers, Ray, Ray III, Michael, or Bruce has, pursuant to this Section 10.7(b), assumed the defense thereof, (x) Buyer may participate in the defense thereof if such Proceeding may adversely affect Buyer's or the Company's Tax obligations for a time period subsequent to the Closing Date, and (y) the indemnifying parties shall not enter into a settlement agreement, file an amended tax return, or seek a refund, with respect to Taxes relating to the operations of the Company or take any other action adverse to Buyer without the prior written consent of Buyer, which consent shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 28 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnified party will not enter into any compromise or settlement of such Proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, and the indemnifying party will be bound by any determination made in such Proceeding.

         (c) Notwithstanding the foregoing, except claims of damages pursuant to Section 10.3, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding will likely materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) Buyer will not enter into a settlement agreement, file an amended return, or seek a refund, with respect to Taxes relating to the operations of the Company in a manner that would adversely affect the obligations of Sellers, Ray, Ray III, Michael, and Bruce to indemnify Buyer for such Taxes under this Agreement, except with the prior written consent of Sellers, Ray, Ray III, Michael, and Bruce, which consent shall not be unreasonably withheld.

         (e) Notwithstanding the provisions of Section 11.5, Sellers, Ray, Ray III, Michael, and Bruce hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

10.8     PROCEDURE FOR INDEMNIFICATION-OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.9     DETERMINATION OF DAMAGES

         In determining Damages for purposes of this Agreement, the parties shall make appropriate adjustments for (a) Tax benefits (including, for example, the deductions the Company obtains from the cost of the matters for which the Company was indemnified, the Tax cost of receipt of any indemnification payment, any reduction in Tax basis, and any reduction in depreciation and amortization resulting if the indemnification payment is treated as an adjustment of the Purchase Price), (b) insurance coverage (after reduction for costs incurred therefor, including retrospective premium adjustments, experienced-based premium adjustments, and indemnification obligations), and (c) reserves or allowances reflected in the Interim Balance Sheet.

11.      GENERAL PROVISIONS

11.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers, Ray, Ray III, Michael, and Bruce will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement, or, to the extent so incurred, will cause the Company to be reimbursed therefor by Sellers. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Notwithstanding the foregoing, Buyer shall pay or reimurse Sellers at Closing an amount up to $257,800 relating to the investment advisory fees payable by Sellers to Falls River Group.

11.2     PUBLIC ANNOUNCEMENTS

         Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines; provided, however, that Buyer must first obtain Sellers' approval of any such announcement or similar publicity, which approval will not be unreasonably withheld. Unless consented to by Buyer in advance (which consent shall not be unreasonably withheld) or required by Legal Requirements, prior to the Closing Sellers, Ray, Ray III, Michael, Bruce, and the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Buyer and Sellers will consult with each other concerning the means by which the employees, customers, and suppliers of the Company and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3     CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, except as and to the extent required by law, absent express, written consent of Sellers, Buyer shall not, directly or indirectly, disclose to third parties or use for its own purposes any confidential or secret information of the Company or Sellers, except to the extent permitted under this Agreement. Buyer also agrees that it will, upon the completion of its investigation, return to the Company or Sellers, all documents and other records or confidential information previously authorized to be reviewed by Buyer. It is understood that both Federal and State laws apply to some incidences of release of information, and that violation of this provision may also be a violation of these laws. The term "confidential information," as used in this paragraph, means any information received from the Company or Sellers, including but not limited to, the names or addresses of customers, research, inventions, discoveries, improvements, equipment, methods of production, costs or prices or uses of either party's products or services, business plans of either party, suppliers and costs thereof, development work, any other information containing business information which is required to be maintained as such for the business success of either party, and any other trade secrets, whether or not contained in any written documents or financial information other than information which (a) is already in the possession of Buyer, its employees, representatives or agents (b) from customers of the Company or Sellers known to Buyer prior to the date of this Agreement; (c) is or becomes generally available to the public through no fault or actions by Buyer or its employees, representatives or agents; or (d) becomes available to Buyer from a source which is not prohibited from disclosing such information to Buyer by a contractual obligation to the Company. The parties hereto agree that Sellers would suffer irreparable harm in the event Buyer violates this paragraph and either discloses or uses for its own purposes information received from the Company or Sellers.

         During the course of discussions between Buyer and Sellers, Sellers, Ray, Ray III, Michael, Bruce, the Company, and the Company's employees, representatives and agents may receive confidential, proprietary, non-public business and other information concerning Buyer.

With respect to such information, the fact that Buyer has furnished such information and the fact that there are ongoing discussions regarding the Contemplated Transaction, Sellers, Ray, Ray III, Michael, Bruce, and the Company agree to be bound with respect thereto to the same extent that Buyer is bound hereunder with respect to information concerning Sellers.

11.4     NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers, Ray, Ray III,              Raymond E. Mason, Jr.
         Michael, and Bruce:        c/o Columbus Truck and Equipment
                                    Company, Inc.
                                    1688 East Fifth Avenue
                                    P.O. Box 03250
                                    Columbus, Ohio 43203-0250
                                    Facsimile No.: (614) 252-7327

         with copies to:            Stuart Susskind, Esq.
                                    Benesch, Friedlander, Coplan & Aronoff LLP
                                    2800 Cincinnati Commerce Center
                                    600 Vine Street
                                    Cincinnati, Ohio 45202
                                    Facsimile No.: (513) 762-6245

         Buyer:                              NationsRent, Inc.
                                    50 West Broad Street
                                    Suite 3100
                                    Columbus, Ohio 43215
                                    Attention: Gene J. Ostrow
                                    Facsimile No.: (614) 461-7943

         with a copy to:            Squire, Sanders & Dempsey L.L.P.
                                    1300 Huntington Center
                                    41 South High Street
                                    Columbus, Ohio 43215
                                    Attention: Patrick J. Dugan
                                    Facsimile No.: (614) 365-2499

11.5     JURISDICTION; SERVICES OF PROCESS

         Except for arbitration prior to set off as contemplated in Section 10.6, any action or proceeding seeking to enforce any provision of, or based on any right arising out of this Agreement shall be brought against any of the parties in the courts of the State of Ohio, County of Franklin, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6     FURTHER ASSURANCES

         (a) The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         (b) In order to establish a factual basis for the resolution of disputes with respect to environmental and related matters, subsequent to the Closing Buyer and Sellers will establish a baseline or benchmark as to the physical integrity or condition of the Environment at the Facilities. For such purpose, Buyer and Sellers will determine the scope of and will perform such additional soil tests, topographical, environmental, or wetland studies and any other physical and engineering examinations as they mutually agree shall be appropriate after review of the Phase I Environmental assessments currently being performed by Industrial Safety and Health. Buyer and Sellers will each pay one-half of the costs and expenses of all such additional tests, studies and examinations, provided, however, that Buyer will pay all of the costs and expenses of the Phase I Environmental assessments currently being performed.

11.7     WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent dated December 19, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9     DISCLOSURE SCHEDULE

         (a) The disclosures in the Disclosure Schedule, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement; provided, however, that cross references incorporating other disclosures by such reference may be made.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

11.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Buyer Subsidiary. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11    SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12    SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.13    TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14    GOVERNING LAW

         This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

11.14A   FACSIMILE SIGNATURES

         The parties hereto may execute this Agreement by facsimile signature.

11.15    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

NATIONSRENT, INC.                            BODE-FINN LIMITED PARTNERSHIP


By:  /s/ Gene J. Ostrow                      By:  /s/ Raymond E. Mason, Jr.
   --------------------------------             -------------------------------
Name: Gene J. Ostrow                         Raymond E. Mason, Jr., Managing
     ------------------------------             General Partner
Title: Executive Vice President
      -----------------------------


 /s/ Raymond E. Mason, Jr.                           RAYMOND E. MASON FOUNDATION
-----------------------------------
Raymond E. Mason, Jr., individually


                                             By: /s/ Raymond E. Mason
                                                --------------------------------
 /s/ Raymond E. Mason, III                   Name: Raymond E. Mason
-----------------------------------               ------------------------------
Raymond E. Mason, III, individually          Title: Chairman
                                                   -----------------------------


 /s/ Michael D. Mason
-----------------------------------
Michael D. Mason, individually


 /s/ Bruce R. Mason
-----------------------------------
Bruce R. Mason, individually

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of April 6, 1998 by and between NATIONSRENT, INC., a Delaware corporation ("Buyer"), BODE-FINN LIMITED PARTNERSHIP, an Ohio limited partnership (the "Partnership"), RAYMOND E. MASON FOUNDATION, an Ohio nonprofit corporation (the "Foundation" and, together with the Partnership, "Sellers"), RAYMOND E. MASON, JR., individually ("Ray"), RAYMOND E. MASON, III, individually ("Ray III"), MICHAEL D. MASON, individually ("Michael"), and BRUCE R. MASON, individually ("Bruce").

                                    RECITALS

         The following recitals are representations with respect to certain factual matters that form the basis of this Amendment and are an integral part of this Amendment.

         A. Buyer, Sellers, Ray, Ray III, Michael and Bruce (collectively, the "Parties") are parties to a certain Stock Purchase Agreement dated as of March 24, 1998, relating to the purchase and sale of all of the issued and outstanding shares of capital stock of The Bode-Finn Company, an Ohio corporation (the "Agreement"). Capitalized terms which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         B. Sections 2.3, 9.1(b) and 9.1(d) of the Agreement provide that Buyer or Sellers may terminate the Agreement if the Closing has not occurred on or before April 8, 1998.

         C. The parties desire to amend the Agreement to extend the date after which Buyer or Sellers may terminate the Agreement pursuant to Sections 9.1(b) and 9.1(d) from April 8, 1998 to April 30, 1998.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreement and undertakings of the parties to amend the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. All terms and conditions of the Agreement shall remain in full force and effect without change, except that Sections 2.3, 9.1(b) and 9.1(d) of the Agreement are hereby amended by deleting all references to "April 8, 1998" and replacing such date with "April 30, 1998."

         2. This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The parties hereto may execute this Amendment by facsimile signature.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Stock Purchase Agreement as of the date first set forth above.


NATIONSRENT, INC.                            BODE-FINN LIMITED PARTNERSHIP


By: /s/ Gene J. Ostrow                       By: /s/ Raymond E. Mason, Jr.
   --------------------------------             --------------------------------
Name: Gene J. Ostrow                            Raymond E. Mason, Jr., Managing
     ------------------------------                 General Partner
Title: Executive Vice President
      -----------------------------



 /s/ Raymond E. Mason, Jr.                   RAYMOND E. MASON FOUNDATION
-----------------------------------
RAYMOND E. MASON, JR., individually

                                             By: /s/ Raymond E. Mason, Jr.
                                                --------------------------------
 /s/ Raymond E. Mason, III                   Name: Raymond E. Mason, Jr.
-----------------------------------               ------------------------------
RAYMOND E. MASON, III, individually          Title: Chairman
                                                   -----------------------------


 /s/ Michael D. Mason
-----------------------------------
MICHAEL D. MASON, individually


 /s/ Bruce R. Mason
-----------------------------------
BRUCE R. MASON, individually

                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of April 17, 1998 by and between NATIONSRENT, INC., a Delaware corporation ("Buyer"), BODE-FINN LIMITED PARTNERSHIP, an Ohio limited partnership (the "Partnership"), RAYMOND E. MASON FOUNDATION, an Ohio nonprofit corporation (the "Foundation" and, together with the Partnership, "Sellers"), RAYMOND E. MASON, JR., individually ("Ray"), RAYMOND E. MASON, III, individually ("Ray III"), MICHAEL D. MASON, individually ("Michael"), and BRUCE R. MASON, individually ("Bruce").

                                    RECITALS

         The following recitals are representations with respect to certain factual matters that form the basis of this Amendment and are an integral part of this Amendment.

         A. Buyer, Sellers, Ray, Ray III, Michael and Bruce (collectively, the "Parties") are parties to a certain Stock Purchase Agreement dated as of March 24, 1998, as amended by a certain First Amendment to Stock Purchase Agreement dated as of April 6, 1998, relating to the purchase and sale of all of the issued and outstanding shares of capital stock of The Bode-Finn Company, an Ohio corporation (as amended, the "Agreement"). Capitalized terms which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         B. Buyer has determined that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), is required in connection with the transaction contemplated by the Agreement.

         C. The Parties desire to further amend the Agreement to (i) add the expiration or termination of the applicable waiting periods under the HSR Act as a condition precedent to the closing of the transactions contemplated by the Agreement and (ii) to make certain other changes to the Agreement in connection therewith.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreement and undertakings of the Parties to amend the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. All terms and conditions of the Agreement shall remain in full force and effect without change, except that:

         (a) Section 1 (Definitions) of the Agreement is hereby amended by adding the following between the definition of "Hazardous Materials" and the definition of "Indebtedness":

                  "HSR ACT-the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law."

         (b) The following is hereby added at the end of Section 2.2 (Purchase Price):

                  "In the event that the Closing does not take place on or prior to April 30, 1998, the Purchase Price shall be increased by an amount (the "Purchase Price Adjustment Amount") equal to the product of (i) $41,500,000 multiplied by (ii) the quotient of
                  (A) the number of days which elapse from and after May 1, 1998 through the Closing Date (e.g., if the Closing Date occurs on May 3, 1998, then 3 days shall be deemed to have elapsed for purposes hereof) divided by (B) 365 days multiplied by (iii) the prime rate of interest on April 30, 1998, as published in The Wall Street Journal. The Purchase Price Adjustment Amount, if any, shall be payable by Buyer to Sellers in cash at the Closing as specified in Section 2.4(b)(i)."

         (c) Section 2.4(b)(i) is hereby deleted in its entirety and placed with the following:

                  "(i)     $31,500,000, plus the Purchase Price Adjustment
                  Amount (if any), by wire transfer to an account specified by Sellers;"

         (d) Section 5.4 (Required Approvals) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act); provided, however, that the expense of any filings with respect to the HSR Act will be borne by Buyer. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in
                  Part 3.2 of the Disclosure Schedule (including taking all reasonable actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act)."


         (e) The following is hereby added at the end of Section 6.1 (Approvals of Governmental Bodies) of the Agreement"

                  "Without limiting the foregoing in any respect, Buyer hereby agrees to make all filings under the HSR Act required to be made by Buyer on or before April 17, 1998."

         (f) The following is hereby added at the end of both Section 7.9 (No Prohibition) and Section 8.6 (No Prohibition) of the Agreement:

                  "All applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or otherwise been terminated."

         (g) Sections 2.3, 9.1(b) and 9.1(d) of the Agreement are hereby amended by deleting all references to "April 30, 1998" and replacing such date with "May 26, 1998."

         2. This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The parties hereto may execute this Amendment by facsimile signature.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed this Second Amendment to Stock Purchase Agreement as of the date first set forth above.


NATIONSRENT, INC.                            BODE-FINN LIMITED PARTNERSHIP


By: /s/ Gene J. Ostrow                       By: /s/ Raymond E. Mason, Jr.
   --------------------------------             --------------------------------
Name: Gene J. Ostrow                            Raymond E. Mason, Jr., Managing
     ------------------------------             General Partner
Title: Executive Vice President
      -----------------------------



 /s/ Raymond E. Mason, Jr.                   RAYMOND E. MASON FOUNDATION
-----------------------------------
RAYMOND E. MASON, JR., individually


                                             By: /s/ Raymond E. Mason, Jr.
                                                --------------------------------
 /s/ Raymond E. Mason, III                   Name: Raymond E. Mason, Jr.
-----------------------------------               ------------------------------
RAYMOND E. MASON, III, individually          Title: Chairman
                                                   -----------------------------


 /s/ Michael D. Mason
-----------------------------------
MICHAEL D. MASON, individually


 /s/ Bruce R. Mason
-----------------------------------
BRUCE R. MASON, individually